UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 19, 2025

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 COLORADO AVENUE,	STUART	FL	34994
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 19, 2025, Seacoast Banking Corporation of Florida (the "Company") held its 2025 Annual Meeting of Shareholders. Of the 85,614,460 shares of common stock of the Company outstanding as of the record date for the Annual Meeting, 71,494,229 shares were present at the meeting in person or by proxy. The final results of each of the proposals voted on by the Company's shareholders are described below:

Proposal One - Elect Directors: To elect four Class II directors. The vote for each director is as set forth below.

	Number of Shares
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dennis J. Arczynski	61,538,263	3,903,098	6,052,868
Eduardo J. Arriola	54,365,479	11,075,882	6,052,868
Maryann Goebel	45,745,231	19,696,130	6,052,868
Robert J. Lipstein	64,036,818	1,404,543	6,052,868

The four nominees were each elected to the board by a plurality of the votes cast, as required by the Company's bylaws.

Proposal Two - Amend the Company's Amended and Restated Articles of Incorporation to Increase Authorized Common Stock: To approve the proposed amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company's common stock from 120,000,000 to 200,000,000 shares.

Votes For	Votes Against	Abstentions
68,162,797	3,160,323	171,109

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved. A copy of the amendment to the Company’s Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 to this report on Form 8-K and incorporated herein by reference.

Proposal Three - Amend the Company's Amended 2021 Incentive Plan to Increase Authorized Shares: To approve the proposed amendment to the Amended 2021 Incentive Plan to increase the number of shares authorized to be issued under the plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,584,516	5,637,478	219,367	6,052,868

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Proposal Four - Advisory (Non-binding) Vote to Approve Compensation of Named Executive Officers: To hold an advisory vote to approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,805,760	25,425,438	210,163	6,052,868

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Proposal Five - Advisory (Non-binding) Vote to Approve Frequency of Holding Future Advisory Votes for Compensation of Named Executive Officers: To hold an advisory vote to approve the frequency of holding future advisory votes for compensation of the Company’s named executive officers every year, every two years, or every three years.

One Year	Two Years	Three Years	Abstentions
62,113,286	147,153	3,017,571	165,351

The option of every “One Year” received the highest number of votes cast. The shareholders approved the recommendation of the Board that frequency of holding future advisory votes on executive compensation for named executive officers be held every “One Year”.

Accordingly, the next shareholder advisory (non-binding) vote on executive compensation of named executive officers will be held at the Company’s 2026 Annual Meeting of Shareholders. The Company will continue to hold annual advisory votes until the next required shareholder advisory (non-binding) vote regarding the frequency interval is held in six years at the Company’s 2031 Annual Meeting of Shareholders.

Proposal Six - Ratification of Appointment of Independent Auditor: To ratify the appointment of Crowe LLP as independent auditors for the Company for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstentions
70,266,032	1,185,843	42,354

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Item 7.01 Regulation FD Disclosure

Following the adjournment of the 2025 Annual Meeting of Shareholders, Management discussed the Company's business strategy, financial performance, recent developments, and future opportunities with shareholders in attendance.

Exhibit No.	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Seacoast Banking Corporation of Florida
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Dated: May 22, 2025	/s/ Tracey L. Dexter
Tracey L. Dexter
EVP, Chief Financial Officer